Exhibit 10.47

                          SECURITIES PURCHASE AGREEMENT

      THIS AGREEMENT (this "AGREEMENT") is made as of March 29, 2004, by and between DOV Pharmaceutical, Inc., a Delaware corporation (the "COMPANY"), and Acqua Wellington Opportunity I Limited (the "PURCHASER").

      WHEREAS, the Company has authorized the issuance and sale to the Purchaser, pursuant to this Agreement, of shares (the "SHARES") of the Company's Common Stock, par value $0.0001 per share (the "COMMON STOCK"), with the number of Shares and the purchase price per share to be determined pursuant to Section 1 hereof; and

      WHEREAS, the Purchaser desires to purchase the Shares from the Company on the terms and subject to the conditions set forth in this Agreement.

      NOW, THEREFORE, in consideration of the foregoing premises, the mutual covenants herein contained and other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

      SECTION 1. Commitment to Purchase. Upon the basis of the representations and warranties, but subject to the terms and conditions contained in this Agreement, the Company agrees to issue and sell to the Purchaser and the Purchaser agrees to purchase from the Company, at the Closing (as defined below), 666,667 Shares for an aggregate purchase price of $10,000,005 (the "PURCHASE PRICE") or a price per share equal to $15.00 per share (the "PRICE PER SHARE").

      SECTION 2. The Closing and Settlement.

            (a) Each of the Company and the Purchaser will use its best efforts to satisfy its respective obligations under Section 6 at a closing (the "CLOSING") at the offices of Jenkens & Gilchrist Parker Chapin LLP, The Chrysler Building, 405 Lexington Avenue, New York on March 29, 2004 (the "CLOSING DATE"), or at such other location or on such other date as the Company and the Purchaser may mutually agree. The purchase and sale of Shares shall be settled on the fourth (4th) business day after the Closing Date (the "Settlement Date").

            (b) On or prior to the Settlement Date, the Company shall cause the physical delivery of a certificate representing the Shares (the "Share Certificate") to the Purchaser. Upon confirmation of the receipt of the Share Certificate in good form, the Purchaser shall immediately send payment therefor to the Company's designated account by wire transfer of immediately available funds equal to the Purchase Price (provided that the Shares are received by the Purchaser no later than 10:00 a.m. eastern time) or next day available funds if the Share Certificate is received thereafter.

            (c) If on the Settlement Date, the Company fails to deliver the Shares to be purchased by the Purchaser and such failure continues for seven (7) days, the Company, if so fails, shall pay, in cash or restricted shares of Common Stock, at the option of the Purchaser, as liquidated damages and not as a penalty to the Purchaser an amount equal to two percent (2%) of the Purchase Price for the initial week and an additional two (2%) for each additional week thereafter until such failure has been cured, which shall be pro-rated for such periods less than seven (7) days (the "Periodic Amount"). If the Purchaser fails to send payment of the Purchase Price on the date the Share Certificate is received (or fails to send payment by the next business day if the Share Certificate is received after 10:00am eastern time), and such failure continues for seven (7) days, the Purchaser, if so fails, shall pay, in cash, as liquidated damages and not as a penalty, to the Company an amount equal to the Periodic Amount.

      SECTION 3. Representations and Warranties of the Company. The Company hereby makes the representations and warranties to the Purchaser contained in this Section 3. Such representations and warranties are subject to the qualifications and exceptions set forth in the disclosure schedule delivered to the Purchaser pursuant to this Agreement (the "DISCLOSURE SCHEDULE"). References to the knowledge or awareness of the Company shall mean the actual knowledge, after reasonable inquiry, of the executive officers of the Company.

            3.01 Organization and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Except as set forth in Section 3.01 of the Disclosure Schedule, the Company does not own, directly or indirectly, any shares of stock or any other equity or long-term debt securities of any corporation or have any equity interest in any firm, partnership, joint venture, association or other entity. The Company has the power and authority, corporate or otherwise, as appropriate, to own, lease and operate its properties and to conduct its business as now conducted and to enter into and perform its obligations under this Agreement and the registration rights agreement in or substantially in the form of exhibit A to be entered on the date hereof among the Company and the Purchaser (the "REGISTRATION RIGHTS AGREEMENT," together with this Agreement, the "TRANSACTION DOCUMENTS"), and the Company is duly qualified as a foreign corporation and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify would not, individually or in the aggregate, have a material adverse effect on the condition (financial or otherwise), business, properties or results of operations of the Company (a "MATERIAL ADVERSE EFFECT").

            3.02 Authorized Capital Stock. Except as set forth in Section 3.02 of the Disclosure Schedule and except for subsequent issuances, if any, pursuant to this Agreement or pursuant to agreements, employee or director benefit plans or the exercise of convertible securities referred to in the 2003 Annual Report (as defined below), the Company has authorized, issued and outstanding capital stock as set forth in the Company's annual report on Form 10-K for the year ended 2003, as applicable (the "2003 ANNUAL REPORT"), filed by it on March 15, 2004, with the United States Securities and Exchange Commission (the "COMMISSION") pursuant to the Securities and Exchange Act of 1934, as amended (the "EXCHANGE ACT"). The issued and outstanding shares of the Company's Series B Preferred Stock, par value $1.00 per share and the Common Stock have been duly authorized and validly issued, are fully paid and nonassessable, were not issued in violation of or are not otherwise subject to any preemptive or other similar rights or other rights to subscribe for or purchase securities except for any such rights as may have been duly waived, and conform in all material respects to the descriptions thereof contained in the 2003 Annual Report. Except as disclosed in the 2003 Annual Report, and except for options issued under the Company's stock option plan other than to executives and board members (i) the Company does not have outstanding any options or warrants to purchase, or any preemptive rights or other rights to subscribe for or to purchase, any securities or obligations convertible into, or any contracts or commitments to issue or sell, shares of its capital stock or any shares of capital stock of any subsidiary and (ii) there is no commitment, plan or arrangement to issue any securities or obligations convertible into any shares of capital stock of the Company or any such options, rights convertible securities or obligations. The description of the Company's capital stock, stock bonus and other stock plans or arrangements and the options or other rights granted and exercised thereunder, contained in the 2003 Annual Report fairly presents in all material respects the information required to be shown in such Report with respect to such capital stock, plans, arrangements, options and rights.

            3.03 Issuance, Sale and Delivery of the Shares. The Shares have been duly authorized and, when issued, delivered and paid for in the manner set forth in this Agreement, will be validly issued, fully paid and nonassessable. No preemptive rights or other rights (which have not been waived) to subscribe for or purchase exist with respect to the issuance and sale of the Shares by the Company pursuant to this Agreement. Except for rights disclosed in the 2003 Annual Report or in the preamble to the Registration Rights Agreement or as otherwise set forth in Section 3.03 of the Disclosure Schedule, no stockholder of the Company other than the Purchaser upon the Closing has any right to request or require the Company to register the sale of any shares owned by such stockholder under the United States Securities Act of 1933, as amended (the "SECURITIES ACT"). Subject to satisfaction of the conditions set forth in
Section 6.02, no further approval or authority of the stockholders or the board of directors of the Company is required for the issuance and sale of the Securities to be sold by the Company as contemplated herein.

            3.04 Due Execution, Delivery and Performance of this Agreement. The Company has full legal right, corporate power and authority to enter into this Agreement and the Registration Rights Agreement and to perform the transactions contemplated hereby and thereby. Each Transaction Document has been duly authorized, executed and delivered by the Company. The execution, delivery and performance of this Agreement and the Registration Rights Agreement by the Company and the consummation of the transactions contemplated hereby and thereby will not (i) violate any provision of the organizational documents of the Company; (ii) result in the creation of any lien, charge, security interest or encumbrance upon any assets or property of the Company that would have a Material Adverse Effect; or (iii) conflict with, result in the breach or violation of, or constitute, either by itself or upon notice or the passage of time or both, a default under (A) any agreement, mortgage, deed of trust, lease, franchise, license, indenture, permit or other instrument to which the Company is a party or by which the Company or any of its assets or properties may be bound or affected that would have a Material Adverse Effect; or (B) to the Company's knowledge, and subject to satisfaction of the conditions set forth in
Section 6.02, any statute or any authorization, judgment, decree, order, rule or regulation of any court or any regulatory body, administrative agency or other governmental body applicable to the Company or any of its properties that would have a Material Adverse Effect. No consent, approval, authorization or other order of any court, regulatory body, administrative agency or other governmental body is required for the execution, delivery and performance of this Agreement and the Registration Rights Agreement or the consummation of the transactions contemplated hereby or thereby, except for compliance with Blue Sky laws and federal securities laws applicable to the offering and issuance of the Shares and compliance with the rules and regulations of the securities exchange or trading market on which the Common Stock is listed. Upon execution and delivery, and assuming the valid execution of this Agreement and the Registration Rights Agreement by the Purchaser, each Transaction Document will constitute a valid and binding obligation of the Company, enforceable against the Company in accordance with its respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency reorganization, moratorium or similar laws affecting creditors' rights generally and except as enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and except as the indemnification obligations of the Company in Sections 2(a) and 7.02 of this Agreement and Section 2.4 of the Registration Rights Agreement may be legally unenforceable

            3.05 Financials. The Company's financial statements for the years ended December 31, 2003, and 2002, with a report thereon by the independent certified public accountants of the Company (the "AUDITED FINANCIALS"), included in the 2003 Annual Report, fairly present in all material respects the financial position, the results of operations, the statements of cash flows and the statements of stockholders' equity and the other information purported to be shown therein of the Company at the respective dates and for the respective periods to which they apply, and such financial statements have been prepared in conformity with generally accepted accounting principles of the United States, consistently applied throughout the periods involved, except as noted therein.

            3.06 No Defaults. The Company is not (i) in violation or default of any provision of its certificate of incorporation, bylaws or other organizational documents or (ii) in breach of or default with respect to any provision of any agreement, judgment, decree, order, mortgage, deed of trust, lease, franchise, license, indenture, permit or other instrument to which it is a party or by which it or any of its assets or properties are bound, except, in each such case, for violations, breaches and defaults that, individually or in the aggregate, would not have a Material Adverse Effect; and, to the Company's knowledge, there does not exist any state of fact that, with notice or lapse of time or both, would constitute a violation, breach or default on the part of the Company as defined in such documents, except for such violation, breach or default that, individually or in the aggregate, would not have a Material Adverse Effect.

            3.07 Contracts. The contracts described in the 2003 Annual Report as being in effect on the date hereof and that are material to the Company are in full force and effect on the date hereof, and the Company is not, nor to the Company's knowledge is any other party, in breach of or default under any of such contracts that would have a Material Adverse Effect.

            3.08 No Actions. Except as disclosed in the 2003 Annual Report or in
Section 3.08 of the Disclosure Schedule, there are no legal or governmental actions, suits or proceedings pending or, to the Company's knowledge, threatened to which the Company is or may be a party or of which property owned or leased by the Company is or may be the subject, or related to environmental or discrimination matters, which actions, suits or proceedings, individually or in the aggregate, might prevent or might reasonably be expected to materially and adversely affect the transactions contemplated by this Agreement or that would have a Material Adverse Effect; and all pending legal or governmental proceedings if any to which the Company is a party to which any of its properties or assets are subject that are not described in the 2003 Annual Report including ordinary routine litigation incidental to the business would not, considered in the aggregate, have a Material Adverse Effect. Except as disclosed in the 2003 Annual Report, the Company is not a party to or subject to the provisions of any material injunction, judgment, decree or order of any court, regulatory body administrative agency or other governmental body.

            3.09 Labor. No labor dispute with the employees of the Company exists or, to the knowledge of the Company, is imminent and, to the Company's knowledge, no labor disturbance by the employees of any of its principal suppliers, manufacturers or contractors exists or is imminent that would, individually or in the aggregate, have a Material Adverse Effect.

            3.10 Properties. The Company has valid title to all its properties reflected on the balance sheet as of December 31, 2003, included in the 2003 Annual Report and material to its business (except for properties disposed of since that date in the ordinary course of business), and such properties are not subject to any lien, mortgage, pledge, charge or encumbrance of any kind, except
(i) those if any reflected therein or (ii) those that are not material in amount and do not materially and adversely affect the use made and intended to be made of such property by the Company. The Company holds its leased properties under valid and binding leases, with such exceptions as are not materially significant in relation to the business of the Company. Except as disclosed in the 2003 Annual Report, the Company owns or leases all such properties that are necessary to its operations as now conducted.

            3.11 No Material Change. Except as set forth in Section 3.11 of the Disclosure Schedule, the Company's 2003 Annual Report or as a result of the transactions contemplated by this Agreement or the Registration Rights Agreement, since December 31, 2003 (i) the Company has not incurred any liabilities or obligations, indirect, or contingent, or entered into any verbal or written agreement or other transaction that was not in the ordinary course of business or that would have a Material Adverse Effect; (ii) the Company has not sustained any material loss or interference with its businesses or properties from fire, flood, windstorm, accident or other calamity not covered by insurance; (iii) the Company has not paid or declared any dividends or other distributions with respect to its capital stock and the Company is not in default in the payment of principal or interest on any outstanding debt obligations; (iv) there has not been any change in the capital stock of the Company other than shares or options issued pursuant to exercise of outstanding warrants or employee and director stock option plans approved by the Company's board of directors or indebtedness material to the Company (other than in the ordinary course of business); and (v) there has not been a change that would result in a Material Adverse Effect.

            3.12 Intellectual Property. Except as otherwise disclosed in the 2003 Annual Report (i) the Company owns, or has obtained valid licenses or rights to use, the material inventions, patent applications, patents, trademarks (both registered and unregistered), trade names, copyrights and trade secrets necessary for the conduct of the Company's business as currently conducted (collectively, the "INTELLECTUAL PROPERTY"); (ii) the Company has not received notice from any third party who has or claims to have any ownership rights to any Intellectual Property that is owned by or has been licensed to the Company for the pharmacological indications described in the 2003 Annual Report that would preclude the Company from conducting its business as currently conducted;
(iii) to the Company's knowledge, there are currently no sales of any products that would constitute an infringement by third parties of any material Intellectual Property owned by or licensed to the Company; (iv) there is no pending or, to the Company's knowledge, threatened action, suit, proceeding or claim by others challenging the rights of the Company in or to any material Intellectual Property owned by licensed to the Company; (v) there is no pending or, to the Company's knowledge, threatened action, suit, proceeding or claim by third parties challenging the validity or scope of any material Intellectual Property owned by or licensed to the Company; and (vi) there is no pending or, to the Company's knowledge, threatened action, suit, proceeding or claim by others that the Company infringes or otherwise violates any patent, trademark, copyright, trade secret or other proprietary right of others that would have a Material Adverse Effect.

            3.13 Compliance. Except as disclosed in the 2003 Annual Report, the Company has not been advised, and to its knowledge has no reason to believe, that it is not conducting its business in compliance with all applicable laws, rules and regulations of the jurisdictions in which it is conducting business except where such failure would not, individually or in the aggregate, have a Material Adverse Effect.

            3.14 Environmental Matters. Except as disclosed in the 2003 Annual Report and except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect (i) the Company is in compliance in all material respects with all applicable Environmental Laws, (ii) the Company has all permits, authorizations and approvals required under any applicable Environmental Laws and is in compliance with the requirements of such permits, authorizations and approvals, (iii) there are no pending or, to the knowledge of the Company, threatened Environmental Claims against the Company and (iv) under applicable law, there are no circumstances with respect to any property or operations of the Company that are reasonably likely to form the basis of an Environmental Claim against the Company.

For purposes of this Agreement, the following terms shall have the following meanings: "ENVIRONMENTAL LAW" means any federal, state, local or municipal statute, law, rule, regulation, ordinance, code, policy or rule of common law and any judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment, United States or foreign, relating to the environment, health, safety or any chemical, material or substance, exposure to which is prohibited, limited or regulated by any governmental authority. "ENVIRONMENTAL CLAIMS" means any and all administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigations or proceedings relating in any way to any Environmental Law.

            3.15 Taxes. The Company has filed or obtained filing extensions with respect to all federal, state, local and foreign income and franchise tax returns material to the Company, and has paid or accrued all taxes shown as due thereon, and the Company has no knowledge of a tax deficiency that has been or might be asserted or threatened against it, which would have a Material Adverse Effect.

            3.16 Transfer Taxes. On the Closing Date, all stock transfer or other taxes (other than income taxes) that are required to be paid in connection with the sale and transfer of the Shares to be sold to the Purchaser will be, or will have been, fully paid or provided for by the Company and all laws imposing such taxes will be or will have been fully complied with.

            3.17 Insurance. The Company maintains insurance of the type and in the amount that the Company reasonably believes is adequate for its business, including, but not limited to, insurance covering all real and personal property owned or leased by the Company against risks customarily insured against by similarly situated companies, all of which insurance is in full force and effect.

            3.18 Contributions. The Company has not directly or indirectly (i) made any unlawful contribution to any candidate for public office, or failed to disclose fully where required by law any contribution in violation of law, or
(ii) made any payment to any federal or state governmental officer or official, or other person charged with similar public or quasi-public duties, other than payments required or permitted by the laws of the United States or any jurisdiction thereof.

            3.19 Investment Company. The Company is not an "investment company" or an "affiliated person" of, or "promoter or "principal underwriter" for an investment company, within the meaning of the Investment Company Act of 1940, as amended.

            3.20 Related Party Transactions. No transaction has occurred between or among the Company and its affiliates, officers or directors or any affiliate or affiliates of any such officer or director that would have been required to be described in the 2003 Annual Report when filed that is not so described.

            3.21 Books and Records. The books, records and accounts of the Company accurately and fairly reflect, in all material respects and in reasonable detail, the transactions in, and dispositions of, the assets of, and the results of operations of, the Company, all to the extent required by generally accepted accounting principles of the United States. The Company maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of the Financial Statements in accordance with generally accepted accounting principles of the United States and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management's general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

            3.22 Employee Agreements. To the Company's knowledge, if any full-time employee identified in the 2003 Annual Report has entered into any non-competition, non-disclosure, confidentiality or other similar agreement with any party other than the Company, such employee is neither in violation thereof nor is expected to be in violation thereof as a result of the business conducted or expected to be conducted by the Company as described in the 2003 Annual Report or such person's performance of his or her obligations to the Company, and the Company has not received written notice that any consultant or scientific advisor of the Company is in violation of any non-competition, non-disclosure, confidentiality or similar agreement.

            3.23 [Intentionally Omitted]

            3.24 Disclosure. Neither this Agreement nor the Disclosure Schedule nor any other documents, certificates or instruments furnished to the Purchaser by or on behalf of the Company in connection with the transactions contemplated by the Agreement contain any untrue statement of a material fact or to the Company's knowledge omit to state a material fact necessary in order to make the statements made herein or therein, in the light of circumstances under which they were made herein or therein, not misleading.

            3.25 No Integrated Offering. Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf, has directly or indirectly made any offers or sales or any security or solicited any offers to buy any security under circumstances that would cause the offering of the Shares pursuant to this Agreement to be integrated with prior offerings by the Company for purposes of the Securities Act that would prevent the Company from selling the Shares pursuant to Regulation D and Rule 506 thereof under the Securities Act, or any applicable exchange-related stockholder approval provisions, nor will the Company or any of its affiliates or subsidiaries take any action or steps that would cause the offering and sale of the Shares to be integrated with other offerings, such as to deny the Company access to Rule 506 of Regulation D. The Company does not have any registration statement pending before the Commission or currently under the Commission's review.

            3.26 Sarbanes-Oxley Act. The Company is in substantial compliance with the applicable provisions or the Sarbanes-Oxley Act of 2002 (the "Sarbanes-Oxley Act"), and the rules and regulations promulgated thereunder that are effective.

            3.27 Other Financing. If the Company enters into an agreement with a third party other than for a merger or consolidation or sale of all or substantially all assets before the effectiveness of a registration statement covering the Shares the principal purpose of which is to secure equity financing (an "Other Financing"), and if the Other Financing occurs at a price per share less than the Price Per Share (i) if the Other Financing occurs within 60 days of the Closing Date, the Company shall issue additional shares to the Purchaser calculated by dividing the Purchase Price by such lower price and subtracting the Shares, and (ii) if the Other Financing at a lower price per share occurs after such 60-day period the Company shall issue additional shares to the Purchaser based upon the "weighted average" anti-dilution formula set forth in Exhibit C (in each case, the "Anti-Dilution Shares"). If issued, the
Anti-Dilution Shares shall, at the Purchaser's option, if appropriate, be registered in a separate registration statement.

      SECTION 4. Representations and Warranties of the Purchaser. The Purchaser hereby makes the representations and warranties to the Company contained in this
Section 4.

            4.01. Existence and Power. The Purchaser is an entity duly organized or formed, validly existing and in good standing under the laws of the jurisdiction in which it is organized or formed and has all requisite power and authority to enter into this Agreement and the Registration Rights Agreement and to perform its obligations hereunder or thereunder.

            4.02. Authorization. The Purchaser has the power to execute, deliver and perform its obligations under this Agreement and the Registration Rights Agreement, and has taken all necessary action to authorize the execution, delivery and performance by it of the Transaction Documents. Each Transaction Document has been duly executed and delivered by the Purchaser and constitutes a legal, valid and binding agreement of the Purchaser, enforceable against the Purchaser in accordance with its respective terms, subject to applicable bankruptcy, insolvency and other similar laws affecting creditors' rights generally and by equitable principles of general applicability.

            4.03. Governmental Authorization. The execution and delivery by the Purchaser of this Agreement and the Registration Rights Agreement, and the performance and consummation of the transactions contemplated hereby and thereby, require no material action by or in respect of, or material filing with, any governmental body, agency or official, not otherwise duly taken or effected.

            4.04. Non-Contravention. The execution, delivery and performance of the this Agreement and the Registration Rights Agreement and the performance and consummation of the transactions contemplated hereby and thereby, will not result in any violation under or be in conflict with or constitute, with or without the passage of time and giving of notice, either a material default under the Purchaser's organizational documents or any judgment, order, writ, decree or material contract to which the Purchaser is a party or by which it is bound.

            4.05. Private Placement.

                  (a) The Purchaser acknowledges that the Shares have not been registered under the Securities Act, or the securities laws of any state or other jurisdiction and can only be resold pursuant to an effective Registration Statement (a "Registration Statement") under the Securities Act or pursuant to an exemption thereunder.

                  (b) The Purchaser represents and warrants that it is acquiring the Shares to be purchased by it pursuant to this Agreement for investment for the Purchaser's own account and not with a view to the resale or distribution of the Shares or any interest therein other than in a transaction that is registered or exempt from registration under the Securities Act and any applicable state laws.

                  (c) The Purchaser  represents and warrants to the Company that
(i) it is an "accredited investor" as such term is defined in Regulation D under the Securities Act; (ii) it has previously invested in securities of companies in the biotechnology sector and has (either alone or together with its advisors) such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the investment in the Shares;
(iii) it has the ability to bear the economic risks of the  investment  therein;
(iv) it is able, without materially impairing its financial condition, to hold the Shares for an indefinite period of time and to suffer complete loss of its investment; (v) it has fully considered the risks of this investment and stipulates that (1) this investment is suitable only for an investor who is able to bear the economic consequences of a total loss thereof, (2) the Shares represent an investment that involves a substantial degree of risk of loss and
(3) there are substantial restrictions on the transferability of the Shares and that, accordingly, it may not be possible for the Purchaser to liquidate its investment; and (vi) there has been no representation by the Company as to the possible future value of the Shares as to any anticipated liquidity events other than the registration rights contained in the Registration Rights Agreement.

                  (d) The Purchaser has been given the opportunity to ask questions of, and receive answers from, the Company regarding the Company, the terms and conditions of the Shares and related matters, and has been furnished with or has otherwise had access to the information it deems necessary or desirable to evaluate the merits and risks of its acquisition of the Shares.

                  (e) The Purchaser understands that the Shares are characterized as "restricted securities" under the Securities Act inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under the Securities Act and applicable regulations, the Shares may be resold without registration under the Securities Act only in certain limited circumstances. It is understood that the certificates delivered in connection with the Closing evidencing the Shares will bear a restrictive legend.

                  (f) The Purchaser represents that it understands the tax consequences of this investment and it has consulted its own legal, accounting, tax, investment and other advisors with respect to the tax treatment of the investment contained herein by the Purchaser.

                  (g) The Purchaser has, in connection with its decision to purchase the Shares, relied solely upon the 2003 Annual Report and the representations and warranties of the Company contained herein and in the Registration Rights Agreement.

            4.06 [Intentionally omitted]

            4.07 Other Market Transactions. Purchaser has not prior to March 1, 2004, effected or requested to be effected any transaction in Common Stock or derivatives relating thereto.

      SECTION 5. Covenants of the Company and Purchaser.

            5.01 Further Assurances. Subject to the terms and conditions of this Agreement, the Company and the Purchaser agree to use commercially reasonable efforts to (i) obtain all necessary consents, waivers, authorizations and approvals necessary or desirable in connection with the execution, delivery and performance of the Transaction Documents; and (ii) take, or cause to be taken, all other actions and to do, or cause to be done, all other things reasonably necessary or desirable under applicable laws to consummate the transactions contemplated by the Transaction Documents. The Company and the Purchaser agree to execute and deliver such documents, certificates, agreements and other writings and to take such other actions as may be reasonably necessary or desirable in order to consummate or implement expeditiously the transactions contemplated by the Transaction Documents.

            5.02. Certain Filings. The Company and the Purchaser agree to cooperate with each other (i) in determining whether any action by or in respect of, or filing with, any governmental body, agency, official or authority is required, or any actions, consents, approvals or waivers are required to be obtained from parties to any material contracts, in connection with the consummation of the transactions contemplated by the Transaction Documents; and
(ii) in taking such actions or making any such filings, furnishing information required in connection therewith and seeking timely to obtain any such actions, consents, approvals or waivers.

            5.03. Public Announcements. Neither party shall make or cause to be made any press release in respect of this Agreement or the transactions contemplated hereby without the prior written consent of the other party, which consent shall not be unreasonably withheld or delayed, provided that the Company shall be permitted to make such disclosures as may be required by applicable laws, rules or regulations or as may be required under any listing agreement with, or rule or regulation of, any national securities exchange or trading market, in which case the Company shall use commercially reasonable efforts to provide a draft of any such press release to the Purchaser within a reasonable period of time prior to the anticipated release of such press release to enable it to comment thereon.

            5.04 Disclosure of Material Information. To its knowledge neither the Company nor any other person acting on its behalf has provided as of the Closing the Purchaser or its agents or counsel with any information that the Company believes constitutes material non-public information.

      SECTION 6. Closing Deliveries.

            6.01. Conditions to the Purchaser's Obligations. The obligation of the Purchaser to consummate the transactions contemplated by this Agreement shall be subject to the delivery of the fulfillment prior to or at the Closing of the following conditions:

                  (a) The representations and warranties of the Company contained in Section 3 shall be true on and as of the Closing in all material respects with the same effect as though such representations and warranties had been made on and as of the date of such Closing.

                  (b) The Company shall have performed and complied in all material respects with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing.

                  (c) All authorizations, approvals or permits, if any, of any governmental authority or regulatory body of the United States or of any state or of any securities exchange or trading market on which the Common Stock is listed that are required in connection with the lawful issuance and sale of the Shares pursuant to this Agreement shall have been duly obtained and effective as of the Closing and all filings with such authorities or regulatory bodies shall have been made and accepted, to the extent so required to have been made and accepted as of the Closing Date.

                  (d) Subject to Section 2(c), the Company shall have delivered a stock certificate to the Purchaser representing the Shares being purchased by the Purchaser under this Agreement.

                  (e) The Company shall have delivered or made available to the Purchaser, all in form and substance reasonably acceptable to the Purchaser's counsel, the following:

                              (i) a certificate of the Secretary of the Company,
dated the Closing Date, as to the incumbency of each officer executing this Agreement and the Registration Rights Agreement or any document related thereto; and

                              (ii) a certified  copy of the  resolutions  of the
Company's board of directors authorizing the execution, delivery and consummation of this Agreement and the Registration Rights Agreement and the transactions contemplated hereby and thereby.

                  (f) The Company shall have delivered to the Purchaser an opinion of counsel substantially in the form attached hereto as Exhibit B, which may be the Company's vice president and general counsel, as to the existence of the Company and its authority to consummate the transactions contemplated hereby in form and substance reasonably satisfactory to the Purchaser.

                  (g)  The  Company   shall  have  executed  and  delivered  the
Registration Rights Agreement, substantially in the form attached hereto as Exhibit A.

            6.02. Conditions to the Obligations of the Company. The obligation of the Company to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment prior to or at the Closing of the following conditions:

                  (a) The representations and warranties of the Purchaser contained in Section 4 above shall be true on and as of the Closing in all material respects with the same effect as though such representations and warranties had been made on and as of the Closing.

                  (b) All authorizations, approvals or permits if any of any governmental authority or regulatory body of the United States or of any state or of any securities exchange or trading market on which the Common Stock is listed that are required in connection with the lawful issuance and sale of the Shares pursuant to this Agreement shall have been duly obtained and effective as of the Closing and all filings with such authorities or regulatory bodies shall have been made and accepted, to the extent so required to have been made and accepted as of the Closing Date.

                  (c) The Purchaser shall have performed and complied in all material respects with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing.

                  (d) The Purchaser shall have paid to the Company the Purchase Price as specified in Section 2 upon receipt of the Shares.

                  (e) The Purchaser shall have executed and delivered the Registration Rights Agreement in the delivered by the Company pursuant to
Section 6.01(g).

                  (f) The Purchaser shall have delivered to the Company such closing documents as shall be reasonably requested by the Company in form and substance reasonably acceptable to the Company's counsel.

      SECTION 7. Survival of Representations and Warranties; Indemnification; Exclusive Remedy.

            7.01. Survival of Representations and Warranties. The representations and warranties provided for in this Agreement shall survive for a period of one (1) year from the Closing Date (the "SURVIVAL PERIOD") provided that any representation or warranty in respect of which indemnity may be sought under this Agreement shall survive the time at which it would otherwise terminate if notice of the inaccuracy or breach thereof shall have been given to the party against whom such indemnity may be sought prior to such termination and provided further that such survival shall be solely with respect to such inaccuracy or breach claimed.

            7.02.  Indemnification.  (a) The Company  shall  indemnify  and hold harmless the Purchaser, its affiliates and their respective officers, directors, employees and agents from and against any and all direct monetary costs, expenses, damages, liabilities or losses (including, without limitation, reasonable counsel's fees and other reasonable out-of-pocket costs incident to any third party suit, action or proceeding (but excluding special, consequential, punitive or like damages) (collectively, "DAMAGES") to the extent caused by (i) the breach of any representation or warranty made by the Company in this Agreement or (ii) the breach by the Company of any covenant or agreement to be performed by it hereunder.

                  (b) The Purchaser shall indemnify and hold harmless the Company, its affiliates and their respective officers, directors, employees and agents from and against any and all Damages to the extent caused by (i) the breach of any representation or warranty made by the Purchaser in this Agreement or (ii) any breach by the Purchaser of any covenant or agreement to be performed by it hereunder.

                  (c) The obligations of the Company, on the one hand, and the Purchaser, on the other hand, to provide any such indemnification under this
Section 7.02 shall expire in accordance with the Survival Period.

                  (d) Neither the Company nor the Purchaser shall be obligated to provide any such indemnification to the other under this Section 7.02 in respect of any Damages unless the total of all such Damages shall exceed $100,000 in the aggregate, whereupon the full amount of such Damages shall be recoverable by an Indemnified Party (as defined below) in accordance with the terms hereof and the maximum amount payable by the Company to the Purchaser for any such Damage shall not exceed the purchase price received by the Company from the Purchaser in respect of the Shares.

                  (e) Any Person providing indemnification pursuant to the provisions of this Section 7.02 is hereinafter referred to as an "INDEMNIFYING PARTY" and any Person entitled to be indemnified pursuant to the provisions of this Section 7.02 is hereinafter referred to as an "INDEMNIFIED PARTY."

            7.03. Procedures for Third Party Claims. In the case of any claim for indemnification arising from a claim of a third party (a "THIRD PARTY CLAIM"), the Indemnified Party shall give prompt written notice to the Indemnifying Party of any claim or demand that the Indemnified Party has knowledge and as to which it may request indemnification hereunder. The Indemnifying Party shall have the right to defend and to direct the defense against any such Third Party Claim, in its name or in the name of the Indemnified Party, as the case may be, at the expense of the Indemnifying Party, and with counsel selected by the Indemnifying Party unless (i) such Third Party Claim seeks an order, injunction or other equitable relief against the Indemnified Party or (ii) the Indemnified Party reasonably concludes that (x) there is a conflict of interest between the Indemnified Party and the Indemnifying Party in the conduct of the defense of such Third Party Claim or
(y) the Indemnified Party has one or more defenses not available to the Indemnifying Party. Notwithstanding anything in this Agreement to the contrary, the Indemnified Party shall, at the expense of the Indemnifying Party, cooperate with the Indemnifying Party, and keep the Indemnifying Party fully informed in the defense of such Third Party Claim. The Indemnified Party shall have the right to participate in the defense of any Third Party Claim with counsel employed at its own expense provided that, in the case of any Third Party Claim described in clause (i) or (ii) of the second preceding sentence or as to which the Indemnifying Party has not employed counsel to assume the defense of such Third Party Claim, the reasonable fees and disbursements of such counsel shall be at the expense of the Indemnifying Party. The Indemnifying Party shall have no indemnification obligations with respect to any Third Party Claim that is settled by the Indemnified Party without the prior written consent of the Indemnifying Party.

SECTION 8. Miscellaneous.

            8.01. Notices. All notices, requests and other communications to a party hereunder shall be in writing (including telecopier or similar writing) and shall be given to the party at its address or telecopier number as set forth below, or such other address or telecopier number as such party may hereinafter specify for the purpose of giving notice hereunder to the party giving such notice. Each such notice, request or other communication shall be effective (i) if given by telecopier, when such telecopier is transmitted to the telecopier number specified pursuant to this Section 8.01 and the appropriate confirmation is received or (ii) if given by mail, 72 hours after such communication is deposited in the mails, certified mail, return receipt requested, postage prepaid, addressed as aforesaid or (iii) if given by any other means, when delivered at the address as follows:

            If to the Company, to:

            DOV Pharmaceutical, Inc.
            Continental Plaza
            433 Hackensack Avenue
            Hackensack NJ 07601
            Attention: General Counsel
            Telecopier: (201) 968-0986

            With a copy to:

            Goodwin Procter LLP
            599 Lexington Avenue
            New York, New York 10022
            Attention: Joseph R. Siegelbaum, Esq.
            Telecopier: (212) 355-3333

            If to the Purchaser, to:

            Acqua Wellington Opportunity I Limited
            Shirlaw House
            87 Shirley Street
            Nassau, Bahamas
            Attention:  Michael Taylor

            With a copy to:

            Jenkins & Gilchrist Parker Chapin LLP
            The Chrysler Building
            405 Lexington Avenue
            New York, New York
            Attention: Christopher S. Auguste
            Telecopier: (212) 704-6288

            8.02. Amendments and Waivers.

            (a) Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Purchaser. Any amendment or waiver so effected shall be binding upon each holder of the Shares at the time outstanding, each future holder of the Shares and the Company.

            (b) No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

            8.03. Expenses; Documentary Taxes. Except as expressly set forth in this Agreement or in the Registration Rights Agreement, the Company and the Purchaser shall each pay its own costs and expenses in connection with the transactions contemplated hereby or thereby. Notwithstanding the foregoing, the Company shall pay the fees based upon activity invoices and expenses of legal counsel to the Purchaser in an amount not to exceed $35,000.

            8.04. Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns provided that no party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of the other party except that, with respect to the Company, no such consent shall be required from the Purchaser in connection with any transfers by the Company in connection with its merger or consolidation or its sale of all or substantially all the assets of the Company.

            8.05. Governing Law. This Agreement and all matters arising directly or indirectly hereunder shall be governed by, and construed in accordance with, the laws of the State of New York without regard to the conflicts of laws principles thereof.

            8.06. Consent to Jurisdiction. Any suit, action or proceeding relating to or arising out of this Agreement or the transactions contemplated hereby, shall be brought in the United States District Court for the Southern District of New York, so long as one of such courts shall have subject matter jurisdiction over such suit, action or proceeding, and that any cause of action arising out of this Agreement directly or indirectly shall be deemed to have arisen from a transaction of business in the State of New York, and each of the parties hereby irrevocably consents to the jurisdiction of such courts (and of the appropriate appellate courts) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding that is brought in any such court has been brought in an inconvenient forum. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or outside the jurisdiction of any such court. Without limiting the foregoing, each party agrees that service of process on such party as provided by notice pursuant to Section 8.01 shall be deemed effective service of process on such party.

            8.07. WAIVER OF JURY TRIAL. THE COMPANY AND THE PURCHASER EACH HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL
PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT, THE TRANSACTION DOCUMENTS, OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

            8.08 Legend on Securities. The following legend shall be typed on each certificate evidencing the Shares issued hereunder held at any time by the
Purchaser:

            THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT") OR ANY STATE SECURITIES OR BLUE SKY LAWS AND MAY NOT BE OFFERED, SOLD, TRANSFERRED, OR OTHERWISE DISPOSED OF EXCEPT (1) PURSUANT TO A REGISTRATION STATEMENT WITH RESPECT TO SUCHSECURITIES THAT IS EFFECTIVE UNDER THE ACT OR (2) PURSUANT TO AN AVAILABLE EXEMPTION FROM REGISTRATION UNDER THE ACT RELATING TO THE DISPOSITION OF SECURITIES AND (3) IN ACCORDANCE WITH APPLICABLE STATE SECURITIES AND BLUE SKY LAWS.

            8.09. Counterparts; Facsimile Signatures. This Agreement may be executed in counterparts, each of which shall be deemed an original agreement, but all of which together shall constitute one and the same instrument. Execution and delivery of this Agreement by facsimile transmission shall constitute execution and delivery of this Agreement for all purposes, with the same force and effect as execution and delivery of an original manually signed copy hereof.

      8.10. Entire Agreement. This Agreement together with the Registration Rights Agreement and all schedules, exhibits or annexes attached to either of the foregoing constitutes the entire agreement and understanding between the parties hereto and supersedes any and all prior agreements and understandings, written or oral, relating to the subject matter of the Transaction Documents.

            8.11. Headings. The headings in this Agreement are included for convenience of reference only and shall be ignored in the construction or interpretation hereof.

            8.12. Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof but shall be interpreted as if it were written so as to be enforceable to the maximum extent permitted by applicable law, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the parties hereby waive any provision of law that renders any provisions hereof prohibited or unenforceable in any respect.

            8.13. Construction. This Agreement shall not be construed or interpreted with any presumption against any party hereto by reason of its causing this Agreement to be drafted.

[INTENTIONALLY LEFT BLANK; SIGNATURES ARE ON NEXT PAGE]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the day and year first above written.

                                        DOV PHARMACEUTICAL, INC.

                                        By: /s/ Robert Horton
                                           -------------------------------------
                                           Name:  J. R. Horton
                                           Title: Vice President and
                                                  General Counsel


                                        ACQUA WELLINGTON OPPORTUNITY I LIMITED


                                        By: /s/ Michael Taylor
                                           -------------------------------------
                                           Name:  Michael Taylor
                                           Title: Director